        John H. Lively

                                                                                              The Law Offices of John H. Lively & Associates, Inc.

                                                                                              A member firm of The 1940 Act Law Group

                                                                                              11300 Tomahawk Creek Parkway, Suite 310

        Leawood, KS  66211

        Phone: 913.660.0778   Fax: 913.660.9157

        john.lively@1940actlawgroup.com

March 12, 2014

Cottonwood Mutual Funds

225 West Washington Street, 21st Floor

Chicago, Illinois 60606

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm in the Prospectus and under the caption “Other Fund Service Providers”, and in the Statement of Additional Information for the Armour Tactical Flex Fund, a series portfolio of the Cottonwood Mutual Funds (the “Trust”), which is included in Post-Effective Amendment No. 16 to  the Registration Statement under the Securities Act of 1933, as amended (No. 333-176541), and Amendment No. 18 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22602), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

On behalf of The Law Offices of John H. Lively & Associates, Inc.